Exhibit 99.1

Zedge Announces Second Quarter Fiscal 2023 Results

New York, NY – March 15, 2023: Zedge, Inc. (NYSE AMERICAN: ZDGE), a leader in building marketplaces and games around digital content that enable self-expression, today announced results for its second quarter fiscal year 2023, ended January 31, 2023.

“Our second quarter was a mixed one as we navigated geopolitical, economic and industry-specific challenges, and we were not immune to the forces impacting gaming and other advertising-based business models,” said Jonathan Reich, chief executive officer. “Despite this, we saw nominal revenue growth, remained roughly break-even and generated positive Adjusted EBITDA, while seeing growth from Emojipedia and Zedge Premium.

“Due to the current environment, we are implementing a set of cost cutting initiatives designed to yield $2.5 - $3.0 million in annualized savings. We expect that this decision will allow us to remain at roughly break-even while positioning the business for profitable growth as conditions improve.”

Second Quarter Highlights

Financial (fiscal 2023 compared to fiscal 2022)

●	Revenue increased 1.0% to $7.0 million;

●	Net income and earnings per share of $1.6 million and $0.11, respectively;

●	Adjusted EBITDA of $1.4 million;

●	Zedge Premium Gross Transaction Value (GTV)[2] increased 1.0% to $0.4 million.

Second Quarter Select Financial Metrics: FY23 versus FY22*
(in $M except for EPS)	Q2 ’23	Q2 ’22	Change	FY23 YTD	FY22 YTD	Change
Total Revenue	$7.0	$6.9	1.0%	$13.9	$12.9	7.3%
Advertising Revenue	$4.6	$5.7	-19.0%	$9.1	$10.6	-13.9%
Digital goods and services	$1.2	$0.0	nm	$2.6	$0.0	nm
Subscription Revenue	$0.9	$1.0	-8.3%	$1.8	$1.9	-7.7%
Other Revenue	$0.2	$0.2	-5.3%	$0.4	$0.4	-3.0%
Operating Income	$1.5	$3.1	-53.0%	$1.3	$5.7	-77.9%
Operating Margin	20.9%	44.9%		9.1%	44.0%
Net Income	$1.6	$2.3	-30.9%	$1.4	$4.4	-67.2%
Diluted Earnings Per Share	$0.11	$0.16	-31.3%	$0.10	$0.30	-66.7%
Adjusted EBITDA	$1.4	$3.9	-63.1%	$2.4	$7.3	-67.3%
Cash Flow from Operations	$0.0	$3.0	-98.7%	$1.1	$5.7	-80.6%

nm = not measurable/meaningful

*	numbers may not add due to rounding

Select Second Quarter Zedge App Metrics: FY23 versus FY22*
(in MM except for ARPMAU and where noted)	Q2 ’23	Q2 ’22	Change
Total Installs - Cumulative	596.0	541.0	10.2%
MAU	32.2	36.3	-11.3%
Well-developed Markets	7.4	8.5	-12.9%
Emerging Markets	24.8	27.8	-10.8%
Active Subscriptions (in 000s)	654	762	-14.2%
ARPMAU	$0.052	$0.060	-13.0%
Zedge Premium - Gross Transaction Value (GTV)	$0.44	$0.43	1.0%

*	numbers may not add due to rounding

[1]	Throughout this release, Adjusted EBITDA is a Non-GAAP financial measure intended to provide useful information that supplements Zedge’s results in accordance with GAAP. Please refer to the Reconciliation of Non-GAAP Financial Measure at the end of this release for an explanation of Zedge’s formulation of Adjusted EBITDA and reconciliations to the most directly comparable GAAP measure.

[2]	We use the following business metrics in this release because we believe they are useful in evaluating Zedge as an investment.

●	Monthly active users, or MAU, captures the number of unique users that used our Zedge App during the previous 30-days of the relevant period, is useful for evaluating consumer engagement with our App which correlates to advertising revenue as more users drive more ad impressions for sale. It also allows readers and potential advertisers to evaluate the size of our user base.

●	Zedge Premium Gross Transaction Value, or GTV, is the total dollar amount of transactions conducted through the Zedge Premium Marketplace. As Zedge Premium is an internal focus for growth, we believe that this metric will help investors evaluate the progress we are making in growing this part of our business.

●	Average Revenue Per Monthly Active User for our Zedge App, or ARPMAU, is a useful statistic in evaluating how well we are monetizing our user base.

●	An Active Subscription is a subscription that has commenced and not been canceled, including paused subscriptions, and subscriptions in free trials, grace periods, or account hold.

●	Total Installs - Cumulative is a measure of the cumulative number of times our Zedge App has been downloaded since inception.

Trended Financial Information*
(in $M except for EPS, ARPMAU, Paid Subscriptions)	Q122	Q222	Q322	Q422	Q123	Q223	FY 2021	FY 2022	FYTD 2023
Total Revenue	$6.0	$6.9	$6.2	$7.4	$6.9	$7.0	$19.6	$26.5	$13.9
Advertising Revenue	$4.9	$5.7	$4.8	$4.9	$4.5	$4.6	$15.7	$20.3	$9.1
Gaming Revenue	$0.0	$0.0	$0.3	$1.4	$1.3	$1.2	$0.0	$1.7	$2.6
Subscription Revenue	$1.0	$1.0	$0.9	$0.9	$0.9	$0.9	$3.2	$3.7	$1.8
Other Revenue	$0.2	$0.2	$0.2	$0.2	$0.2	$0.2	$0.5	$0.8	$0.4
Operating (Loss) Income	$2.6	$3.1	$1.3	$4.8	$(0.2)	$1.5	$7.8	$11.8	$1.3
Net (Loss) Income	$2.1	$2.3	$0.8	$4.5	$(0.2)	$1.6	$8.2	$9.7	$1.4
Diluted (Loss) Earnings Per Share	$0.14	$0.16	$0.05	$0.31	$(0.01)	$0.11	$0.59	$0.65	$0.10
Adjusted EBITDA	$3.3	$4.0	$2.9	$2.2	$1.0	$1.4	$9.9	$12.4	$2.4
Adjusted EBITDA Margin	54.7%	57.6%	46.0%	30.0%	13.8%	20.5%	50.7%	46.6%	17.2%
Cash Flow from Operations	$2.7	$3.0	$5.6	$0.2	$1.1	$0.0	$10.1	$11.5	$1.1
MAU	34.2	36.3	32.1	32.0	31.9	32.2	nm	nm	nm
Well-developed Markets	8.4	8.5	7.5	7.3	7.1	7.4	nm	nm	nm
Emerging Markets	25.8	27.8	24.6	24.7	24.8	24.8	nm	nm	nm
Active Subscriptions (in 000s)	763	762	713	692	674	654	752	713	654
ARPMAU	$0.053	$0.060	$0.052	$0.058	$0.054	$0.052	nm	nm	nm
Zedge Premium – GTV	$0.33	$0.43	$0.41	$0.34	$0.31	$0.44	$0.95	$1.51	$0.75

nm = not measurable/meaningful

*	numbers may not add due to rounding

Fiscal 2023 Commentary

“In light of macroeconomic factors including inflation, recessionary fears, the ongoing war in Ukraine, supply chain disruptions resulting in a decline in new phone sales, the easing of Covid-19 restrictions and the resulting uptick in workers returning to the office and Apple’s App Transparency Tracking (ATT) framework making paid iOS user acquisition less efficient and more expensive, we are not anticipating a return to growth in the short-term.

“In addition to implementing the $2.5 - $3.0 million in cost-savings measures, we are focusing our efforts on initiatives that we believe can position us for sustainable growth as the market starts to improve. For the Zedge marketplace, our top priorities are iterating with pAInt, our generative AI wallpaper maker, in order to improve take rates and engagement, overhauling customer onboarding and upgrading Zedge+, our subscription offering. We continue scaling paid Android user acquisition as the ROI justifies the investment.

“We are also advancing GuruShots with the launch of the Battles feature, which provides a casual gaming experience that enables newbies to begin competing in short-duration photo competitions that are limited in size and built on a coin-based economy. Additionally, as we navigate the challenges introduced by Apple’s ATT framework, which has made it more expensive to acquire high-value iOS users, we are testing alternative acquisition channels in order to help drive new ROI-positive players to the game.

“As you know, generative AI art is exploding, and GuruShots recently conducted a soft launch for a standalone casual game focused on competitive AI art generation challenges that leverage the investment we have made in developing Battles. Although we are excited by the potential of where this game can take us, it will likely take several quarters to iterate, tune and scale.

“Finally, we plan to continue building on the momentum we are experiencing with Emojipedia and expect to release new features during the second half of our fiscal year.

“In all, we are focused on improving the things that we control and expect to come out of the current downturn in a stronger position than we have been in as a Company, with multiple avenues to exploit in order to deliver sustainable long-term profits and growth,” concluded Reich.

Earnings Announcement and Supplemental Information

Zedge’s earnings release will be filed on Form 8-K and posted on the Zedge investor relations website (investor.zedge.net) at approximately 4:10 p.m. Eastern on March 15, 2023. Management will host an earnings conference call beginning at 4:30 p.m. Eastern. Management’s presentation of the results, outlook and strategy will be followed by Q&A with investors.

Live Call Information:

Toll Free: 888-506-0062

International: 973-528-0011

Participant Access Code: 748705

Webcast: https://www.webcaster4.com/Webcast/Page/2205/47829

Replay:

Toll Free: 877-481-4010

International: 919-882-2331

Replay Passcode: 47829

About Zedge

Zedge builds marketplaces and games around digital content that people use to express themselves. We monetize our user base through advertising, subscriptions, and a virtual token-based economy. Our leading products are the GuruShots photography game and Zedge’s freemium digital content marketplace, which today offers mobile phone wallpapers, video wallpapers, ringtones, and notification sounds. The synergy between the game and the marketplace unlocks additional engagement and enables our community to earn money from their artwork. We also own Emojipedia, a website that is the leading source of information about emojis. In May 2022, we served more than 40 million users. For more information, visit https://www.investor.zedge.net/

Forward-Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

Contact:

Brian Siegel IRC, MBA

Senior Managing Director

Hayden IR

(346) 396-8696

ir@zedge.net

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value data)

	January 31,	July 31,
	2023	2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$17,459	$17,085
Trade accounts receivable	2,788	2,411
Prepaid expenses and other receivables	1,334	396
Total current assets	21,581	19,892
Property and equipment, net	1,933	1,660
Intangible assets, net	19,866	21,025
Goodwill	10,716	10,788
Deferred tax assets, net	828	861
Other assets	326	400
Total assets	$55,250	$54,626
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$1,381	$1,180
Deferred acquisition payment payable	-	962
Contingent consideration-current portion	-	215
Accrued expenses and other current liabilities	3,174	2,898
Deferred revenues	2,805	3,402
Total current liabilities	7,360	8,657
Term Loan, net of deferred financing costs	1,983	-
Contingent consideration-long term portion	-	1,728
Other liabilities	-	53
Total liabilities	9,343	10,438
Commitments and contingencies (Note 10)
Stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—2,400; no shares issued and outstanding	-	-
Class A common stock, $.01 par value; authorized shares—2,600; 525 shares issued and outstanding at January 31, 2023 and July 31, 2022	5	5
Class B common stock, $.01 par value; authorized shares—40,000; 14,674 shares issued and 14,152 shares outstanding at January 31, 2023, and 13,951 shares issued and 13,877 outstanding at July 31, 2022	147	139
Additional paid-in capital	44,979	43,609
Accumulated other comprehensive loss	(1,498)	(1,391)
Retained earnings	3,597	2,160
Treasury stock, 522 shares at January 31, 2023 and 74 shares at July 31, 2022, at cost	(1,323)	(334)
Total stockholders’ equity	45,907	44,188
Total liabilities and stockholders’ equity	$55,250	$54,626

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	January 31		January 31
	2023	2022	2023	2022
Revenues, net	$6,983	$6,915	$13,883	12,943
Costs and expenses:
Direct cost of revenues (excluding amortization of capitalized software and technology development costs which is included below)	632	342	1,264	652
Selling, general and administrative	5,871	3,106	11,697	5,838
Depreciation and amortization	815	360	1,608	758
Change in fair value of contingent consideration	(1,793)	-	(1,943)	-
Income from operations	1,458	3,107	1,257	5,695
Interest and other income, net	77	14	112	27
Net gain (loss) resulting from foreign exchange transactions	160	(85)	84	(95)
Income before income taxes	1,695	3,036	1,453	5,627
Provision for income taxes	89	711	16	1,247
Net income	$1,606	$2,325	$1,437	$4,380
Other comprehensive income (loss):
Changes in foreign currency translation adjustment	152	(222)	(107)	(80)
Total other comprehensive income (loss)	152	(222)	(107)	(80)
Total comprehensive income	$1,758	$2,103	$1,330	$4,300
Income per share attributable to Zedge, Inc. common stockholders:
Basic	$0.11	$0.16	$0.10	$0.31
Diluted	$0.11	$0.16	$0.10	$0.29
Weighted-average number of shares used in calculation of (loss) income per share:
Basic	14,087	14,297	14,208	14,289
Diluted	14,259	14,971	14,440	15,007

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended
	January 31,
	2023	2022

Operating activities
Net income	$1,437	$4,380
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	30	23
Amortization of intangible assets	1,158	224
Amortization of capitalized software and technology development costs	420	511
Amortization of deferred financing costs	1	-
Change in fair value of contingent consideration	(1,943)	-
Stock-based compensation	1,378	808
Deferred income taxes	33	(50)

Change in assets and liabilities:
Trade accounts receivable	(377)	(741)
Prepaid expenses and other current assets	(938)	(244)
Other assets	22	1
Trade accounts payable and accrued expenses	497	806
Deferred revenue	(597)	(39)
Net cash provided by operating activities	1,121	5,679
Investing activities
Final payments for asset acquisitions	(962)	-
Capitalized software and technology development costs	(668)	(305)
Purchase of property and equipment	(53)	(18)
Net cash used in investing activities	(1,683)	(323)
Financing activities
Proceeds from term loan payable	2,000	-
Payment of deferred financing costs	(18)	-
Proceeds from exercise of stock options	-	7
Purchase of treasury stock in connection with share buyback program and restricted stock vesting	(989)	(232)
Net cash provided by (used in) financing activities	993	(225)
Effect of exchange rate changes on cash and cash equivalents	(57)	(23)
Net increase in cash and cash equivalents	374	5,108
Cash and cash equivalents at beginning of period	17,085	24,908
Cash and cash equivalents at end of period	$17,459	$30,016

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments made for income taxes	$711	$309
Cash payments made for interest expenses	$31	$-

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Acquistion of Emojipedia through release of escrow funds of $4,776, plus additional amounts due to seller of $1,923 and legal fees of $12	$-	$6,711
Accounts receivable from certain Emojipedia websites collected by Seller	$-	$45

Use of Adjusted EBITDA as a Non-GAAP Measure

Adjusted EBITDA is defined as earnings (loss) before interest, taxes, depreciation and amortization, stock compensation expense, transaction-related expenses and other non-recurring expenses. This metric represents a measure that we believe is customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures that we present. Our management also believes that this measure is useful in evaluating our core operating results. However, Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America and should not be considered an alternative to net income or operating income as an indicator of our operating performance or to net cash provided by operating activities as a measure of our liquidity.

Reconciliation of Adjusted EBITDA to Net (Loss) Income	Q122	Q222	Q322	Q422	Q123	Q223	FY 2021	FY 2022	YTD FY 2023
Net (Loss) Income	$2.1	$2.3	$0.8	$4.5	$(0.2)	$1.6	$8.2	$9.7	$1.4
Excluding:
Interest and other income (expense), net	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.1)	$(0.0)	$(0.0)	$(0.1)
Provision for (benefit from) income taxes	$0.5	$0.7	$0.4	$0.2	$(0.1)	$0.1	$(0.2)	$1.9	$0.0
Depreciation and amortization	$0.4	$0.4	$0.4	$0.8	$0.8	$0.8	$1.3	$2.0	$1.6
EBITDA	$3.0	$3.4	$1.6	$5.5	$0.5	$2.4	$9.3	$13.5	$2.9
Change in fair value of contingent consideration	$0.0	$0.0	$0.0	$(4.0)	$(0.2)	$(1.8)	$0.0	$(4.0)	$(1.9)
Stock-based compensation	$0.3	$0.5	$0.5	$0.6	$0.6	$0.8	$0.7	$1.9	$1.4
Transaction costs related to business combination	$0.0	$0.1	$0.7	$0.0	$0.0	$0.0	$0.0	$0.9	$0.0
Adjusted EBITDA	$3.3	$4.0	$2.9	$2.2	$1.0	$1.4	$9.9	$12.4	$2.4
*	numbers may not add due to rounding